ChinaNet Online Holdings, Inc.

(Nasdaq: CNET)

2015 Q2 Corporate Presentation

August 18, 2015, 8:30 a.m. Eastern Time U.S.A.

ChinaNet Online

connecting dreams for success

Safe Harbor

This release contains certain "forward-looking statements" relating to the business of ChinaNet Online Holdings, Inc. ("ChinaNet" or the "Company"), which can be identified by the use of forward-looking terminology such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties, including business uncertainties relating to government regulation of our industry, market demand, reliance on key personnel, future capital requirements, competition in general and other factors that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on ChinaNet's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that future developments affecting ChinaNet will be those anticipated by ChinaNet. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. ChinaNet undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Index

- 2015 Q2 Results
- Business Operations Update
- 2015 Forecast and Future Initiatives

2015 Q2 Results

CHINANET-ONLINE HOLDINGS, INC.

Financial Highlights

Ticker Symbol	NASDAQ: CNET
Fiscal Year End	December 31
Stock Price （as of market close on August 17, 2015）	$0.82
Shares Outstanding - common shares	29.58M
Market Capitalization （as of market close on August 17, 2015）	$24.3M
Management Ownership	41%
Revenue Q2 2015 (unaudited)	$9.6M
Net loss attributable to ChinaNet Online Holdings, Inc. Q2 2015 (unaudited)	$1.2M
Non-GAAP adjusted net loss attributable to ChinaNet Online Holdings, Inc. Q2 2015 (unaudited) (1)	$0.8M
Weighted average common shares outstanding for Q2 2015 (2)	26.8 M

(1) Non-GAAP adjusted net loss attributable to ChinaNet excluded a share-based compensation expense related to restricted shares of the Company's common stock issued to management of $0.4 million.

(2) Weighted average shares outstanding count used for the calculation of EPS varies from quarter-to-quarter due to existence of unvested shares and GAAP Treasury Method accounting for options outstanding. As of June 30, 2015, the Company had 2.67M unvested shares and 0.89M options outstanding with a weighted average exercise price of $1.21.

2015 Q2 Results

	2015Q2	2014Q2	Change%
Revenue	9,622	10,361	-7%
COGS	7,345	8,665	-15%
Gross Profit	2,277	1,696	34%
Net loss attributable to ChinaNet	(1,209)	(1,331)	
Non-GAAP adjusted net loss attributable to ChinaNet	(819)		

1. Internet advertising revenues increased by 16% to $5.8 million;
2. Overall gross margin improved from 16% to 24%;
3. Net loss in Q2 decreased by 32% to $1.2 million, as compared to $1.8 million incurred in Q1 2015.

2015 Year-To-Date Results

	2015 YTD	2014 YTD	Change %
Revenue	15,470	15,544	-0.5%
COGS	12,291	12,487	- 2%
Gross Profit	3,179	3,057	4%
Net loss attributable to ChinaNet	(2,997)	(1,999)	
Non-GAAP adjusted net loss attributable to ChinaNet	(2,217)		

2015 Q2 Results

	2015 Q2				2014 Q2			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	8,486	1,023	69	44	8,228	1,812	67	254
COGS	6,386	932	2	25	6,853	1,677	5	130
Gross Profit	2,100	91	67	19	1,375	135	62	124

* Gross margin of internet segment was 25%, up from 17% in Q2 2014.

Other key financial data:
1. Cash position: $8.11 million (including $3.47 million of term deposit);
2. Accounts receivable, net: $4.11 million.

The main financial focus in the second half of 2015:
To increase turnover and increase sales and marketing expenses for further market penetration.

ChinaNet Online

2015 Year-To-Date Results

	2015 YTD				2014 YTD			
	Internet	TV	Bank Kiosk	BMSB	Internet	TV	Bank Kiosk	BMSB
Revenue	14,084	1,081	138	167	11,808	2,994	138	604
COGS	11,141	1,041	5	104	9,395	2,772	5	315
Gross Profit	2,943	40	133	63	2,413	222	133	289

*Internet revenue increased by 19% to $14.1 million, up from $11.8 million for the first half year of 2014.

ChinaNet Online

Balance Sheets

	As of December 31,					As of June 30,
	2010 $('000)	2011 $('000)	2012 $('000)	2013 $('000)	2014 $('000)	2015 $('000) (unaudited)
Cash and cash equivalents	15,590	10,695	8,840	6,909	8,502	8,113
Accounts receivable, net	4,319	4,444	8,486	7,673	2,407	4,109
Other receivables, net	7,811	3,631	3,103	4,299	8,392	6,538
Prepayment and deposit to suppliers	3,325	15,360	14,596	14,692	8,092	6,860
Long-term investments	7,162	1,396	959	845	909	1,098
Property and equipment, net	2,010	1,902	1,636	1,057	943	790
Intangible assets, net	51	8,151	7,167	6,015	9,238	8,531
Goodwill	-	10,999	11,083	11,450	6,772	6,778
Deposit for purchasing of software technology	-	-	-	2,453	850	851
Total assets	41,996	57,282	56,918	56,834	47,430	45,376

ChinaNet Online

Balance Sheets

	As of December 31,					As of June 30,
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)
Total liabilities	6,285	9,728	12,073	11,809	11,521	11,543
Preferred stock and Common Stock	20	22	22	22	29	30
Additional paid-in capital	18,614	20,747	20,008	19,870	24,703	25,658
Statutory reserves	1,587	2,117	2,296	2,602	2,607	2,607
Retained earnings	14,630	16,688	19,505	18,965	5,222	2,225
Accumulated other comprehensive income	930	2,132	2,393	3,689	3,625	3,648
Noncontrolling interest	(70)	5,848	621	(123)	(277)	(335)
Total equity	35,711	47,554	44,845	45,025	35,909	33,833

Cash Flows Statements

	Year ended December 31,					Six Months Ended June 30,	
	2010 US$('000)	2011 US$('000)	2012 US$('000)	2013 US$('000)	2014 US$('000)	2015 US$('000) (unaudited)	2014 US($('000) (unaudited)
Net cash provided by (used in) Operation Activities	11,582	(603)	5,028	2,756	1,958	850	(944)
Net cash provided by (used in) Investing Activities	(9,373)	(6,084)	(9,919)	(5,733)	891	(2,164)	(471)
Net cash provided by (used in) Financing Activities	(767)	1,482	(385)	807	(1,257)	918	717
Effect of exchange rates changes	231	310	64	129	3	4	(21)
Net Change in Cash & Cash Equivalents	1,673	(4,895)	(5,212)	(2,041)	1,595	(392)	(719)

ChinaNet Online

Business Operations Update

CHINANET ONLINE HOLDINGS, INC.

ChinaNet Online

2015 Q2 Update

- In May, ChinaNet entered into a definitive securities purchase agreement with Dongsys Innovation (Beijing) Technology Development Co., Ltd. (Stock Code: 430362) (the "Purchaser" or " Dongsys Innovation ") to raise US$1,250,000 (the "Purchase Price"), pursuant to which the Purchaser has agreed to purchase 1,000,000 shares of common stock of the Company (the "Shares"). As of the date hereof, ChinaNet has received a ten percent (10%) guarantee payment in an amount equal to US$125,000 from the purchaser. On the date the Agreement was signed, the Purchaser also entered into a Lock-Up Agreement with the Company, whereby the Purchaser agreed not to transfer the Shares until May 26, 2017. Upon the Company's prior written approval, the lock-up restriction may be waived after May 26, 2016.

  The proceeds from the offering, net of certain fees and expenses, will be used for working capital to fund technology research and development, marketing for new services and product launches, and potential mergers and acquisitions.

2015 Q2 Update

- In July, the Company gave an update on its strategic investment client, Beijing Saturday Educational Technology Co., Ltd. ("Beijing Saturday"), which has experienced rapid growth since adopting ChinaNet's total solution of products and services in coordination with a 10% ownership stake. More than 600 Saturday Children's Fun Parks ("Saturday Fun Park"), a franchised chain of indoor children's entertainment/activity centers operated by Beijing Saturday, have been added to Saturday's existing 300 locations since ChinaNet's involvement in the third quarter of 2014. By continuing to leverage ChinaNet's IT service and marketing platform, Beijing Saturday expects to open an additional 150 new locations by the end of 2015, with strong focus on launching larger and more integrated Fun Parks with more than 1,000 square meters (or over 10,763 square feet) per location.

Competitors and Their Associated Websites-2015.08.14

Classification	Web Portal	IP (Daily avg.)	PV (Daily avg.)	ALEX Ranking	Baidu Index	Attraction Index
ChinaNet	28.com（2003）	360,000	4,176,000	1,922	1411	11.6
	Liansuo.com（2011）	348,000	2,923,200	2,440	110	8.4
	Chuangye.com （2011）	900	900	1,704,742	4,330	1.0
	Sooe.cn (2011)	18,000	18,000	62,148	0	1.0
Direct Competitor	78.cn	198,000	891,000	3,756	112	4.5
	3158.com	12,000	39,600	68,207	217	3.3
	Jiameng.com	288,000	4,492,800	2,031	526	15.6
	Jmw.com.cn	198,000	1,861,200	2,970	774	9.4
	51jam.com	42,000	319,200	15,108	156	7.6
Potential	Entrepreneur	1,080,000	1,890,000	880	1,706	1.75
Competitor	Alibaba（entrepreneur）	9,534,000	38,517,360	64	191,190	4.04

Note: The IP and PV of Alibaba is consolidated, including entrepreneurial channels

ChinaNet Online

2015 Forecast and Future Initiatives

CHINANET ONLINE HOLDINGS, INC.

Business Direct 3.0

- This product is the most important action in 2015 for the Company. Business Direct 3.0 is a technically marked-up service based on the Baidu Direct Reach mobile platform for traditional service enterprises, which is centered on mobile search, accounts, maps, personalized recommendations and other ways for customers to direct Reach Marketing services. The introduction of Business Direct 3.0 provides an opportunity for the traditional service industry to transit to the mobile Internet, helping companies and their sublets attain new users, and providing users not the information but the offline shops and services. ChinaNet has been evolving from "connect people and information" to "connecting people and services".

  The service will also provide mobile enterprise solutions, allowing users direct access to businesses in the mobile terminal service, making online users into offline customers. Business Direct 3.0 will complete a full information cycle from B2b2c, making businesses marketing more direct, effective and easier. Through Q3 2015, it will be launching with selected clients to ensure faster penetration in the future.

  – "The GOOD Business of China", along with Baidu's Tieba, the largest Chinese posting forum platform owned by Baidu, while expanding further strategic cooperation with Baidu Wallet for Business Direct 3.0 service;

  – To sign a long-term strategic marketing alliance agreement with Thales Group for data protection and security for "Business Direct 3.0" service.

Business Direct 3.0

establishing complete B2b2c big data environment


Portal websites
Social websites
Sales channel websites
Media portals and platform
Integrate
Third parties marketing platform
Information linkage
Information Integration
User-Information Interaction
B2b2c Service provider

Business Direct 3.0
establishing a Business O2O ecosystem



Mobile "Push" Marketing
Customers
Mobile Terminal
Entrepreneur Marketing Demand
Online
中网在线
SME Marketing Demands
"Pushed" Customer Consumption
VECTIPS
Start-up Entrepreneurs
Information Link & Match
SME and SME's sales or service sublets

2015 Action Plan

- Increasing marketing expenses to improve market awareness and traffic optimization;
- Increasing R&D expenses;
  - Development of CloudX Tracker System: a third party joint developing system to efficiently monitor and track both online and offline advertising effectiveness and directly improve sales-leads conversion rate and sales conversion rate:
    - Real-time bidding and tracking system for SEM&SEO; and
    - Content tracker and administrator, especially social tools;
  - Cloud Database Center: the Company has hired a new CIO and Technical VP in charge of the data analytical system for our B2B business;
  - Upgrading our overall security system to better protect customer confidential data;
- Launching Business Direct 3.0 integrated 4P Sales+ LIVE showcase and marketing plan into with Baidu and Alibaba in late Q3.
- Integrating online payment system with the key internet payment player in late Q3 and early Q4.

2015 Full Year Guidance

	2015 (Estimated)
Revenues	USD48.75 million

- Increase spending on new technology acquisition and marketing expenses;
- HR optimization in terms of talent management and skill development;
- Increasing in research and development expenses on internet security, database center management, O2O services and Business Direct 3.0 system;
- Increase in investment expenses for developing strategic business alliance with partner companies, also integrating new clients and launching of new value-added services;
- A slow start in 1H, but gross profit will improve after the launching of new services;
- Estimated 2015 net loss to be around USD5-6 million.

Thank you

ir@chinanet-online.com

ChinaNet Online

connecting dreams for success